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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of Legend Mobile, Inc. on Form S-8 of our report, dated May 16, 2003, on our audit of the consolidated financial statements of Legend Mobile, Inc. as of December 31, 2002 and 2001.


/s/ Stonefield Josephson, Inc.
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Stonefield Josephson, Inc.
Santa Monica, California
January 21, 2004